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KPMG Peat Marwick LLP

One Biscayne Tower            Telephone 305 358 2300       Telefax  305 577 0544
Suite 2900
2 South Biscayne Boulevard
Miami, FL 33131




                                   September 30, 1998



Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for CyberGuard Corporation and, under the date of September 23, 1997, we reported on the consolidated financial statements of CyberGuard Corporation and subsidiaries as of June 30, 1997 and 1996 and the related consolidated statements of operations, shareholders' equity and cash flows for the year ended June 30, 1997, the nine months ended June 30, 1996 and the year ended September 30, 1995. On August 21, 1998, we resigned as principal accountants. We have read CyberGuard Corporation's statements included under Item 4 of its Form 8-K dated August 21, 1998, and we agree with such statements except we are not in a position to agree or disagree with CyberGuard Corporation's statement that our resignation was not recommended or approved by their Board of Directors or any committee thereof. Further, we refer you to our comments related to a disagreement with management of the Company and our inability to rely on management's representations included in our letter to the Chairman of the Audit Committee dated August 21, 1998 and copied to the Chief Accountant, Securities and Exchange Commission.




                                                       Very truly yours,

                                                       /s/ KPMG Peat Marwick LLP

                                                       KPMG Peat Marwick LLP